UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



        Date of Report (Date of earliest event reported): October 5, 2001




                                 ASD GROUP, INC.
           -----------------------------------------------------------
             (Exact name of registrant as specified in its charter)



          Delaware                     1-12873               12-1483460
------------------------------    -------------------    -------------------
      State or other                  (Commission          (IRS Employer
Jurisdiction of Incorporation)        File Number)       Identification No.)


   1 Industry Street, Poughkeepsie, New York                           12603
---------------------------------------------------------    -----------------
    (Address of principal executive offices)                        (Zip Code)


        Registrant's telephone number, including area code (845) 452-3071
                                                           --------------


                                       N/A
          (Former name or former address, if changed since last report)


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Item 2.    Acquisition or Disposition of Assets.


     Effective September 30, 2001, pursuant to a contract dated September 24, 2001, ASD Group, Inc., a Delaware corporation ("ASDG"), and its wholly owned subsidiary, Automatic Systems Developers, Inc. (jointly, the "Sellers"), sold substantially all of their operating assets to Technology Outsource Solutions LLC, formerly known as ASD New York LLC ("Purchaser"), as assignee of ASD Acquisitions Corp., pursuant to Section 363(b) of the United States Bankruptcy Code. Such assets included, but were not limited to, (a) inventory and work in process; (b) accounts receivable, vendor discounts, credits and rebates; (c) certain executory contracts, leases, purchase orders and other agreements of the Sellers; (d) all machinery, equipment, and furniture of Sellers and all marketing materials related to the assets; (e) any and all intellectual property of Sellers; (f) any and all books and records relating to the assets; and (g) any and all claims or potential claims Sellers' may have with respect to the assets. The purchase price for the assets was $1,350,000, which was paid in cash on the closing date. The Purchaser also assumed certain liabilities of the Sellers, including but not limited to, accrued but unpaid vacation for certain employees and amounts due under various assumed contracts.

     In addition, effective October 22, 2001, pursuant to a contract dated September 24, 2001, the applicable Seller sold a total of four parcels of real estate owned by the applicable Seller to Bancshares Realty Co., as assignee of PNC Bank, National Association ("Bancshares"). The purchase price for such acquisition was a credit bid of $1,750,000.

     Peter Zachariou, President and Chief Operating Officer of the Sellers, and Benjamin Rabinovici, a former officer and director of ASDG, are both members of the Purchaser. Bancshares is an affiliate of PNC Business Credit, ASDG's primary secured lender. Each of the sales was conducted through an auction conducted under the Bankruptcy Code pursuant to procedures approved by the United States Bankruptcy Court. The bids accepted by the Sellers were the highest and best offer for the assets.

Item  7. Financial Statements, Pro Forma Financial Information and Exhibits


     (b)  Pro Forma Financial Information

          To be provided by Amendment.


     (c)  Exhibits

          2.1 Asset Purchase Agreement among ASD Group Inc., Automatic Systems Developers, Inc. and ASD Acquisitions Corp. dated as of September 24, 2001;

          2.2 Amendment to Asset Purchase Agreement among ASD Group Inc., Automatic Systems Developers, Inc., and ASD New York LLC, as assignee of ASD Acquisitions Corp., dated October 5, 2001;

          2.3 Purchase and Sale Agreement among ASD Group Inc., Automatic Systems Developers, Inc. and PNC Bank, National Association, dated as of September 24, 2001;

          2.4  Amendment to Purchase and Sale Agreement  among ASD Group,  Inc.,
          Automatic   Systems   Developers,   Inc.,   and  PNC  Bank,   National
          Association, dated as of October 5, 2001.

                                   SIGNATURES


          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                 ASD GROUP, INC.



Date:  December 10, 2001                 By: /s/ Peter C. Zachariou
                                             ---------------------------------
                                             Peter C. Zachariou, President